EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
  Duff & Phelps Corporation and Subsidiaries:

We consent to the incorporation by reference in the registration statements (No. 333-148144 and No. 333-169380) on the Form S-8, and in the registration statements (No. 333-158739 and No. 333-162551) on the Form S-3 of Duff & Phelps Corporation and subsidiaries of our reports dated February 23, 2011, with respect to the consolidated balance sheets of Duff & Phelps Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows, for each of the years in the three-year period ended December 31, 2010, and the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Duff & Phelps Corporation and subsidiaries.

/s/ KPMG LLP

New York, New York
February 23, 2011